Kinetik Reports Second Quarter 2025 Financial and Operating Results and Updates Full Year 2025 Guidance
•Generated second quarter net income of $74.4 million and Adjusted EBITDA1 of $242.9 million
•Commenced commissioning at the Kings Landing Complex (“Kings Landing”) with full commercial in-service expected in late September 2025, providing long overdue relief for producers with material curtailed production on the Delaware North system and allowing for resumption of new development activity
•Updating the Company’s 2025 Adjusted EBITDA1 Guidance range to $1.03 billion to $1.09 billion
•Continue to expect fourth quarter 2025 annualized Adjusted EBITDA1,2 of approximately $1.2 billion
•Narrowing the 2025 Capital Guidance range to $460 million to $530 million, including growth and maintenance
•Began construction of the ECCC Pipeline, connecting the western portion of Kinetik’s system between Eddy and Culberson counties and providing further critical rich gas takeaway capacity relief for the Delaware North system
HOUSTON and MIDLAND, Texas, August 6, 2025 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended June 30, 2025.
Second Quarter 2025 Results and Commentary

For the three and six months ended June 30, 2025, Kinetik reported net income including noncontrolling interest of $74.4 million and $93.7 million, respectively.

Kinetik generated Adjusted EBITDA1 of $242.9 million and $493.0 million, Distributable Cash Flow1 of $153.3 million and $310.3 million, and Free Cash Flow1 of $7.9 million and $128.3 million for the three and six months ended June 30, 2025, respectively. For the three months ended June 30, 2025, Kinetik processed natural gas volumes of 1.75 Bcf/d.

“Kinetik navigated both successes and challenges in the second quarter of 2025,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “First and foremost, I am incredibly proud of our team’s focus on operational execution and meeting our customers’ needs during a period marked with macroeconomic uncertainty and market volatility. For the quarter, we reported Adjusted EBITDA1 of $243 million with processed gas volumes growing 11% year-over-year. That growth was partially offset by lower commodity pricing and higher operating costs.”

“Kinetik’s earnings trajectory remains weighted to the second half of 2025 with the full in-service of Kings Landing. The associated return of curtailed production and customer development activity at Delaware North will result in material processed gas volume growth throughout the fourth quarter of this year and into 2026.”

Welch continued, “With the expected in-service timing for Kings Landing, some delays in producer development activity to early 2026, as well as commodity price headwinds and associated operating cost increases, particularly relating to rental equipment and electricity, we are updating our full year 2025 Adjusted EBITDA1 Guidance range to $1.03 billion to $1.09 billion.”

“Capital Expenditures3 were $126 million in the second quarter as we started commissioning Kings Landing. We now anticipate Capital Expenditures3 to be more weighted to the third quarter of 2025 driven by timing of Kings Landing completion. We are narrowing full year Capital Guidance to $460 million to $530 million, including growth and maintenance Capital Expenditures3 and any contingent consideration tied to the final cost of Kings Landing.”

“Looking ahead, Management remains confident in Kinetik’s value proposition as we continue to see numerous commercial opportunities with both new and existing customers that are highly synergistic to our existing footprint and accretive to our business in 2026 and beyond.”

Financial
a.Achieved quarterly net income of $74.4 million and Adjusted EBITDA1 of $242.9 million.
b.Repurchased $172.6 million4 of Class A common stock year to date under the existing Repurchase Program, of which $72.6 million was repurchased during the second quarter of 2025.
c.Completed refinancing of the Company’s Term Loan A and Revolving Credit Facility, extending maturities to May 30, 2028 and May 30, 2030, respectively.
d.Exited the quarter with a Leverage Ratio1,5 per the Company’s Credit Agreement of 3.6x and a Net Debt to Adjusted EBITDA1,6 Ratio of 4.0x.
Selected Key Metrics

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025

	(In thousands, except ratios)
Net income including noncontrolling interest	$74,416	$93,678
Adjusted EBITDA[1]	$242,933	$492,950
Distributable Cash Flow[1]	$153,303	$310,284
Dividend Coverage Ratio[1,7]	1.2x	1.2x
Capital Expenditures[3]	$126,267	$204,341
Free Cash Flow[1]	$7,882	$128,275
Leverage Ratio[1,5]		3.6x
Net Debt to Adjusted EBITDA Ratio[1,6]		4.0x
Common stock issued and outstanding[8]		156,322

	June 30, 2025	March 31, 2025

	(In thousands)
Net Debt[1,9]	$3,943,567	$3,734,955
Operational and Construction
a.Commenced commissioning at Kings Landing with full commercial in-service expected in late September 2025.
b.Construction started on ECCC Pipeline with in-service expected during the first half of 2026.
c.Filed acid gas injection permit for Kings Landing with approval expected by the end of 2025.
Governance and Sustainability
a.Listed Kinetik’s common stock on NYSE Texas while maintaining its primary listing on the New York Stock Exchange.
b.Published 2024 Sustainability Report highlighting the Company’s sustainability initiatives, progress, and achievements.
c.Infinium commenced construction on Project Roadrunner, an ultra-low carbon electrofuels production site, in Reeves County, Texas. Kinetik will be the long-term CO2 feedstock provider upon expected completion in 2027.

Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.Citi Natural Resources Conference in Las Vegas on August 12th - 13th
b.Barclays CEO Energy-Power Conference in New York on September 3rd
c.PEP Energy Conference in Austin on September 29th
d.Wolfe Utilities, Midstream & Clean Energy Conference in New York on September 30th
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.
Conference Call and Webcast
Kinetik will host its second quarter 2025 results conference call on Thursday, August 7, 2025 at 8:00 am Central Daylight Time (9:00 am Eastern Daylight Time) to discuss second quarter results. To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call will also be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors:
Alex Durkee
(713) 574-4743
investors@kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability goals and initiatives, portfolio monetization opportunities, expansion projects and the timing thereof, and future operations, and financial guidance; growth opportunities; the amount and timing of future shareholder returns; the Company’s projected dividend amounts and the timing thereof; and the Company’s leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this new release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1.A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2.A reconciliation of expected full year or annualized fourth quarter 2025 Adjusted EBITDA to net income (loss), the closest GAAP financial measure, cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts, including share-based compensation expense, which is affected by factors including future personnel needs and the future prices of our Class A Common Stock, which may be significant.
3.Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
4.Dollar value of Kinetik Class A common stock repurchased year to date as of August 6, 2025.
5.Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated per the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
6.Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
7.Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
8.Issued and outstanding shares of 156,322,500 is the sum of 63,545,388 shares of Class A common stock and 92,777,112 shares of Class C common stock. Excludes 7,680,492 shares of Class C common stock issued on July 1, 2025 in connection with the Durango Permian acquisition.
9.Net Debt is defined as total current and long-term debt, excluding deferred financing costs, less cash and cash equivalents.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands, except per share data)
Operating revenues:
Service revenue	$112,654	$96,415	$240,580	$198,610
Product revenue	311,590	260,102	624,095	496,669
Other revenue	2,494	2,940	5,326	5,572
Total operating revenues	426,738	359,457	870,001	700,851
Operating costs and expenses:
Costs of sales (excluding depreciation and amortization) (1)	156,697	146,513	380,061	300,200
Operating expenses	68,045	44,068	131,648	87,474
Ad valorem taxes	6,559	6,212	13,350	12,504
General and administrative expenses	24,244	31,091	61,836	65,227
Depreciation and amortization expenses	93,763	75,061	186,436	148,667
(Gain) loss on disposal of assets, net	(25)	(76)	(65)	4,090
Total operating costs and expenses	349,283	302,869	773,266	618,162
Operating income	77,455	56,588	96,735	82,689
Other income (expense):
Interest and other income	2,732	309	3,517	400
Loss on debt extinguishment	(635)	(525)	(635)	(525)
Gain on sale of equity method investment	—	59,884	—	59,884
Interest expense	(56,514)	(54,049)	(112,228)	(101,516)
Equity in earnings of unconsolidated affiliates	58,705	55,955	116,183	116,424
Total other income, net	4,288	61,574	6,837	74,667
Income before income taxes	81,743	118,162	103,572	157,356
Income tax expense	7,327	9,214	9,894	13,001
Net income including noncontrolling interest	74,416	108,948	93,678	144,355
Net income attributable to Common Unit limited partners	50,771	71,756	63,903	95,613
Net income attributable to holders of Class A Common Stock	$23,645	$37,192	$29,775	$48,742

Net income attributable to holders of Class A Common Stock, per share
Basic	$0.33	$0.54	$0.38	$0.68
Diluted	$0.33	$0.54	$0.38	$0.67

Weighted-average shares
Basic	61,721	59,792	60,946	58,840
Diluted	62,228	60,279	61,693	59,503
(1)Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $73.6 million and $54.7 million for the three months ended June 30, 2025 and 2024, respectively, and $135.8 million and $99.2 million for the six months ended June 30, 2025 and 2024, respectively, for certain volumes, where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$74,416	$108,948	$93,678	$144,355
Add back:
Interest expense	56,514	54,049	112,228	101,516
Income tax expense	7,327	9,214	9,894	13,001
Depreciation and amortization expenses	93,763	75,061	186,436	148,667
Amortization of contract costs	1,655	1,655	3,310	3,310
Proportionate EBITDA from unconsolidated affiliates	88,100	85,922	175,630	174,324
Share-based compensation	9,695	15,136	30,348	37,697
(Gain) loss on disposal of assets, net	(25)	(76)	(65)	4,090
Loss on debt extinguishment	635	525	635	525
Commodity hedging unrealized loss	—	—	—	6,883
Integration costs	2,433	2,510	5,971	2,551
Acquisition transaction costs	—	3,232	—	3,232
Other one-time costs or amortization	5,186	2,581	11,792	5,006
Deduct:
Interest income	318	310	1,108	887
Gain on sale of equity method investment	—	59,884	—	59,884
Commodity hedging unrealized gain	37,743	8,205	19,616	—
Equity income from unconsolidated affiliates	58,705	55,955	116,183	116,424
Adjusted EBITDA(1) (non-GAAP)	$242,933	$234,403	$492,950	$467,962

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$242,933	$234,403	$492,950	$467,962
Proportionate EBITDA from unconsolidated affiliates	(88,100)	(85,922)	(175,630)	(174,324)
Returns on invested capital from unconsolidated affiliates	63,604	75,429	126,941	152,642
Interest expense	(56,514)	(54,049)	(112,228)	(101,516)
Unrealized gain on interest rate swaps	(741)	(189)	(1,411)	(9,566)
Maintenance capital expenditures	(7,879)	(6,780)	(20,338)	(17,780)
Distributable cash flow (non-GAAP)	$153,303	$162,892	$310,284	$317,418

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$153,303	$162,892	$310,284	$317,418
Cash interest adjustment	(22,476)	(29,144)	10,197	(29,395)
Realized (loss) gain on interest rate swaps	(2)	3,953	(344)	7,905
Growth capital expenditures	(123,498)	(32,160)	(189,210)	(80,413)
Capitalized interest	(4,555)	(986)	(7,859)	(1,930)
Investments in unconsolidated affiliates	(97)	—	(985)	(3,273)
Returns of invested capital from unconsolidated affiliates	2,293	—	2,853	1,240
Contributions in aid of construction	2,914	894	3,339	1,408
Free cash flow (non-GAAP)	$7,882	$105,449	$128,275	$212,960

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Six Months Ended June 30,
	2025	2024

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$305,907	$279,222
Net changes in operating assets and liabilities	11,559	49,046
Interest expense	112,228	101,516
Amortization of deferred financing costs	(3,984)	(3,582)
Current income tax expense	485	610
Returns on invested capital from unconsolidated affiliates	(126,941)	(152,642)
Proportionate EBITDA from unconsolidated affiliates	175,630	174,324
Derivative fair value adjustment and settlement	21,027	2,683
Commodity hedging unrealized (gain) loss	(19,616)	6,883
Interest income	(1,108)	(887)
Integration costs	5,971	2,551
Acquisition transaction costs	—	3,232
Other one-time cost or amortization	11,792	5,006
Adjusted EBITDA(1) (non-GAAP)	$492,950	$467,962

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$492,950	$467,962
Proportionate EBITDA from unconsolidated affiliates	(175,630)	(174,324)
Returns on invested capital from unconsolidated affiliates	126,941	152,642
Interest expense	(112,228)	(101,516)
Unrealized gain on interest rate swaps	(1,411)	(9,566)
Maintenance capital expenditures	(20,338)	(17,780)
Distributable cash flow (non-GAAP)	$310,284	$317,418

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$310,284	$317,418
Cash interest adjustment	10,197	(29,395)
Realized (loss) gain on interest rate swaps	(344)	7,905
Growth capital expenditures	(189,210)	(80,413)
Capitalized interest	(7,859)	(1,930)
Investments in unconsolidated affiliates	(985)	(3,273)
Returns of invested capital from unconsolidated affiliates	2,853	1,240
Contributions in aid of construction	3,339	1,408
Free cash flow (non-GAAP)	$128,275	$212,960

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	June 30,	March 31,
	2025	2025

	(In thousands)
Net Debt(4)
Short-term debt	$189,300	$148,800
Long-term debt, net	3,736,972	3,568,457
Plus: Debt issuance costs, net	28,028	26,543
Total debt	3,954,300	3,743,800
Less: Cash and cash equivalents	10,733	8,845
Net debt (non-GAAP)	$3,943,567	$3,734,955

(1) Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate swaps and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, cash interest, capitalized interest, realized gains or losses on interest rate swaps and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(4) Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.